EXHIBIT 21


 NAME OF SUBSIDIARY                             STATE OF INCORPORATION
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UHC Petroleum Corporation                               Texas
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UHC New Mexico Corporation                              New Mexico
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UHC Petroleum Services Corporation                      Texas
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National Heritage Sales Corporation                     Texas
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